UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2020, the shareholders of Beacon Roofing Supply, Inc. (the “Company”) approved a share increase under the Beacon Roofing Supply, Inc. Second Amended and Restated 2014 Stock Plan (the “Plan”). The Board of Directors of the Company approved the Plan on December 23, 2019, with the share increase subject to approval by the shareholders.

The Plan provides for discretionary awards of stock options, stock, stock units and stock appreciation rights (“SARs”) to selected employees and non-employee directors.

The material terms of the Plan are as follows: The Plan is administered by the compensation committee of the Board of Directors (the “Committee”). The number of shares of common stock that may be issued under the Plan is 4,850,000, which is in addition to the 673,381 shares that remained available for future grants under the Plan as of November 30, 2019. Stock options and SARs granted under the Plan will reduce the number of available shares by one share for every share subject to the stock option or SAR, and stock awards and stock unit awards granted under the Plan will reduce the number of available shares by 2.25 shares for every one share delivered. If any award granted under the Plan or the Beacon Roofing Supply, Inc. Amended and Restated 2004 Plan (the “2004 Plan”) expires, terminates or is forfeited or cancelled for any reason, the shares subject to the award will again be available for issuance, to be added back in the same multiple as described in the preceding sentence. Any shares subject to an award granted under the Plan or the 2004 Plan that are delivered or withheld as payment for the withholding taxes due in connection with the award or as payment for the exercise price of a stock option or SAR will again be available for issuance, to be added back in the same multiple as described in the second preceding sentence. Shares issuable under the Plan may be authorized but unissued shares or treasury shares. The Committee can grant awards under the Plan until February 11, 2030. The Committee can provide that any award granted under the Plan shall be subject to the attainment of performance goals.

A more detailed summary of the terms of the Plan appears on pages 14 to 17 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on January 9, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) 2020 Annual Meeting of Shareholders

On February 11, 2020, the Company held its Annual Meeting of Shareholders.

(b) Voting Results

Proposal No. 1 - Shareholders elected twelve directors to hold office until the 2021 Annual Meeting of Shareholders or until their successors are elected and qualified. The final votes with respect to each director nominee were:

	For	Withheld	Broker Non-Votes
Robert R. Buck	70,475,840	1,917,799	2,185,928
Julian G. Francis	71,987,019	406,620	2,185,928
Carl T. Berquist	72,019,165	374,474	2,185,928
Barbara G. Fast	71,992,418	401,221	2,185,928
Richard W. Frost	70,059,480	2,334,159	2,185,928
Alan Gershenhorn	71,147,423	1,246,216	2,185,928
Philip W. Knisely	70,820,315	1,573,324	2,185,928
Robert M. McLaughlin	72,020,286	373,353	2,185,928
Neil S. Novich	71,725,156	668,483	2,185,928
Stuart A. Randle	66,754,020	5,639,619	2,185,928
Nathan K. Sleeper	70,823,681	1,569,958	2,185,928
Douglas L. Young	71,149,400	1,244,239	2,185,928

Proposal No. 2 - Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020. The final votes were:

For	73,754,558
Against	624,707
Abstain	200,302
Broker Non-Votes	-

Proposal No. 3 – Shareholders approved the compensation for the Company’s named executive officers as presented in in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 9, 2020 on a non-binding, advisory basis. The final votes were:

For	71,342,007
Against	796,377
Abstain	255,255
Broker Non-Votes	2,185,928

Proposal No. 4 – Shareholders approved the share increase under the Company’s Second Amended and Restated 2014 Stock Plan. The final votes were:

For	70,335,244
Against	1,796,032
Abstain	262,363
Broker Non-Votes	2,185,928

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Index
Exhibit Number	Description
10.1*

Beacon Roofing Supply, Inc. Second Amended and Restated 2014 Stock Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on January 9, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

_________________

* Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: February 14, 2020	By:	/s/ JOSEPH M. NOWICKI
Joseph M. Nowicki
Executive Vice President & Chief Financial Officer